                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Witness Systems, Inc.:

     Under date of February 21, 2000, we reported on the consolidated balance sheets of Witness Systems, Inc. and subsidiary (the "Company") as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1999 included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule included herein. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

     In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material aspects, the information set forth therein.

                                          /s/ KPMG LLP

Atlanta, Georgia
February 21, 2000